Exhibit 10.4

ASSIGNMENT OF EXECUTIVE EMPLOYMENT
OF ANTHONY C. HUMPAGE

Reference is made to that certain Executive Employment Agreement dated October 2013 by and between Tigrent Inc., a Colorado corporation, and Anthony C. Humpage (the “Executive”) (the “Contract”). Capitalized terms used in this Assignment of Executive Employment Agreement (this “Assignment”) that are not otherwise defined herein shall have the respective meanings described thereto in the Contract.

Tigrent Inc. (the “Assignor”) hereby assigns and transfers to Legacy Education Alliance, Inc. (the “Assignee”) all rights, title and interest of Assignor in and to the Contract effective as of November 10, 2014 (the “Effective Date”).

Assignee hereby assumes all obligations of Assignor under the Contract and agrees to perform all obligations of the Assignor under the Contract arising from and after the date of this Assignment and agrees to indemnify and hold Assignor harmless from any claim or demand resulting from non-performance by Assignee.

Each of the undersigned hereby agree that the assignment of the Contract by the Assignor to the Assignee shall not modify or amend the Contract other than that from and after the Effective Date ; (i) the Executive shall be an executive of the Assignee; (ii) all references in the Contract to “Company” shall be deemed a reference to the Assignee named above, and (iii) Tigrent is hereby released from any liability to Executive under the Contract.

Each of the parties to this Assignment hereby agrees that the Contract shall remain in full force and effect, and hereby ratifies and confirms all terms and conditions thereof except as expressly modified by this Assignment.

The witnesses whereof, each of the undersigned, has duly executed and delivered this Assignment as of the Effective Date.

TIGRENT INC.

By:
Name:
Title:

LEGACY EDUCATION ALLIANCE, INC.

By:
Name:
Title

ANTHONY C. HUMPAGE